CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Amendment No. 1 to Form S-1 of Spiral Toys, Inc. of our report dated March 30, 2016, relating to our audit of the December 31, 2015 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

June 9, 2016